Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Spirit of Texas Bancshares, Inc.

Conroe, Texas

We hereby consent to the incorporation by reference in this Registration Statement of our report dated February 28, 2018, relating to the consolidated financial statements of Spirit of Texas Bancshares, Inc. included in Registration Statement No. 333-224172, and to the reference to us under the caption “Experts” in such Registration Statement.

/s/ BDO USA, LLP

Spokane, Washington
May 3, 2018